UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 2024

Meta Materials Inc.

(Exact name of Registrant as Specified in Its Charter)

Nevada	001-36247	74-3237581
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

60 Highfield Park Dr
Dartmouth, Nova Scotia, Canada		B3A 4R9
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 902 482-5729

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	MMAT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

Additional Deposit – Authentication

As previously disclosed, on June 5, 2024, Nanotech Security Corp. (“NSC”), a wholly-owned subsidiary of the Company, received a deposit in the amount of $2.0 million (the “Initial Deposit”) under a deposit agreement contemplated by a non-binding term sheet (the “Term Sheet”) that NSC entered into with a U.S.-based authentication and information services company (“Authentication Buyer”) regarding the potential acquisition by Authentication Buyer of all of the assets used by NSC in connection with operation of the Company’s authentication business (the “Proposed Asset Sale”). On June 17, 2024, NSC received an additional deposit of $2.0 million (the “Additional Deposit”, and together with the Initial Deposit, the “Deposits”) from Authentication Buyer in connection with the Proposed Asset Sale. The Deposits will be applied to the final purchase price of the assets involved in the Proposed Asset Sale, and the Deposits may be used for working capital purposes prior to the closing of the Proposed Asset Sale. The Deposits must be repaid to Buyer upon certain triggering events, and the repayment of the Deposits, if applicable, is secured by a security interest on the personal and real property of NSC.

The Term Sheet represents a mutual indication of interest regarding the Proposed Asset Sale and the terms of the Proposed Asset Sale are subject to contingencies, including the completion of customary due diligence by Buyer, the negotiation and execution of definitive agreements between the parties, and approval by Buyer, NSC and the Company of the Proposed Asset Sale. There can be no assurance that the Proposed Asset Sale will be completed on the terms contemplated in the Term Sheet or otherwise. There can also be no assurance that the Proposed Asset Sale, if completed, would be sufficient to resolve the Company’s ongoing liquidity issues.

Sale of Certain Battery Assets

In connection with its continued evaluation of strategic alternatives, on June 20, 2024, Meta Materials Inc. (the “Company”) entered into an Intellectual Property Purchase and Assignment Agreement (the “Purchase Agreement”) with a U.S.-based battery design and technology company (“Battery IP Buyer”), pursuant to which the Company sold and assigned to Battery IP Buyer certain intellectual property rights and other assets related to the Company’s NPORE business unit, including third-party license agreements (collectively, the “NPORE Assets”). Total consideration for the NPORE Assets was $825,000, payable in cash at closing. The Purchase Agreement contains customary representations, warranties, covenants and other terms for similar asset dispositions. The disposition of the NPORE Assets closed on June 20, 2024.

Cautionary Note Regarding Forward-Looking Statements

This report includes forward-looking information or statements regarding the Company and its subsidiaries, which may include, but are not limited to, statements with respect to the Proposed Asset Sale and sale of the NPORE Assets. Often but not always, forward-looking information can be identified by the use of words such as “pursuing”, “potential”, “predicts”, “projects”, “seeks”, “plans”, “expect”, “intends”, “anticipated”, “believes” or variations (including negative variations) of such words and phrases, or statements that certain actions, events or results “may”, “could”, “should”, “would” or “will” be taken, occur or be achieved. Such statements are based on the current expectations and views of future events of the management of the Company and are based on assumptions and subject to risks and uncertainties. Although the management of the Company believes that the assumptions underlying these statements are reasonable, they may prove to be incorrect. The forward-looking events and circumstances discussed may not occur and could differ materially as a result of known and unknown risk factors and uncertainties affecting the Company. For a discussion of these risks and uncertainties, and other important factors, see the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, and in subsequent filings with the Securities and Exchange Commission (“SEC”), as well as discussions of potential risks, uncertainties and other important factors in the Company’s subsequent filings with the SEC. Forward-looking statements speak only as of the date on which they are made and the Company does not undertake any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise, except to the extent required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

META MATERIALS INC.

Date:	June 21, 2024	By:	/s/ Uzi Sasson
Uzi Sasson President and Chief Executive Officer